As filed with the Securities and Exchange Commission on March 17, 2021

File No. 001-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Organon & Co.

(Exact name of Registrant as specified in its charter)

Delaware	85-2269702
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer Identification number)

30 Hudson Street, Jersey City, NJ	07302
(Address of principal executive offices)	(Zip Code)

(551) 430-6000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	NYSE

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Organon & Co.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Unaudited Pro Forma Financial Information,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Financial Information,” “Selected Historical Financial Data,” “Capitalization,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties” and “Business—Manufacturing Capabilities and Global Supply Chain—Internal Manufacturing Capabilities.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive Compensation.” That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Certain Indebtedness.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Limitations on Liability of Directors and Indemnification of Officers and Directors.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Merck & Co., Inc. and Organon & Co.*

3.1	Form of Certificate of Incorporation of Organon & Co.

3.2	Form of Bylaws of Organon & Co.

10.1	Form of Tax Matters Agreement by and between Merck & Co., Inc. and Organon & Co.*

10.2	Form of Employee Matters Agreement by and between Merck & Co., Inc. and Organon & Co.*

10.3	Form of Transition Services Agreement by and between Merck & Co., Inc. and Organon & Co.*

10.4	Development and Commercialization Agreement by and between Samsung Bioepis Co., LTD., and Merck Sharp & Dohme Corp., dated February 18, 2013*

10.5	Amendment No. 1 to Development and Commercialization Agreement by and between Samsung Bioepis Co., LTD., and Merck Sharp & Dohme Corp., dated July 21, 2014*

10.6	Amendment No. 2 to Development and Commercialization Agreement by and between Samsung Bioepis Co., LTD., and Merck Sharp & Dohme Corp., dated August 2, 2017*

10.7	Amendment No. 3 to Development and Commercialization Agreement by and between Samsung Bioepis Co., LTD., and Merck Sharp & Dohme Corp., dated October 1, 2017*

10.8	Amendment No. 4 to Development and Commercialization Agreement by and between Samsung Bioepis Co., LTD., and Merck Sharp & Dohme Corp., dated September 1, 2018*

10.9	Amendment No. 5 to Development and Commercialization Agreement by and between Samsung Bioepis Co., LTD., and Merck Sharp & Dohme Corp., dated October 15, 2018*

10.10	Amendment No. 6 to Development and Commercialization Agreement by and between Samsung Bioepis Co., LTD., and Merck Sharp & Dohme Corp., dated December 19, 2018*

10.11	Amendment No. 7 to Development and Commercialization Agreement by and between Samsung Bioepis Co., LTD., and Merck Sharp & Dohme Corp., dated May 15, 2020*

10.12	Specified Technology License Agreement (Nexplanon Rod Technology) by and between Merck Sharp & Dohme B.V. and Merck Sharp & Dohme RT B.V., dated October 28, 2020

21.1	Subsidiaries of the Registrant*

99.1	Information Statement of Organon & Co., preliminary and subject to completion.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 17, 2021	By:	/s/ Jennifer Zachary
Name: Jennifer Zachary
Title: Vice President

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